Exhibit 3.119

ARTICLES OF INCORPORATION

OF

FOUNTAIN AMBULANCE SERVICE, INC.

A CLOSE CORPORATION

The undersigned, acting as incorporator of a corporation under the Code of Alabama, adopts the following Articles of Incorporation for such corporation:

FIRST: The name of the Corporation is FOUNTAIN AMBULANCE SERVICE, INC.

SECOND: The period of its duration is perpetual.

THIRD: The purpose or purposes for which the corporation is organized shall be or to include, the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 1000 shares with a par value of One ($1.00) Dollar.

FIFTH: Provisions for the regulation of the internal affairs of the corporation shall be By Laws.

SIXTH: The address of the initial registered office is 158 N. Beltline Hwy. Mobile, Alabama 36607, and the name of its initial registered agent at such address is KIMBERLY DAY DENNY.

SEVENTH: There will be no directors of this corporation.

EIGHTH: The name and address of the incorporators are as follows:

KIMBERLY KAY DENNY	JAMES PARTICK FOUNTAIN
158 N. Beltline Hwy.	158 N. Beltline Hwy.
Mobile, AL 36607	Mobile, AL 36607

NINTH: The corporation is a close corporation authorized by Section 10-2A-300, through 10-2A-313, Code of Alabama, (1975), as amended; the business of the corporation shall be managed by the Shareholders rather than by a Board of Directors. The names and addresses of the shareholders are as follows: JAMES PATRICK FOUNTAIN, 158 N. Beltline Hwy., Mobile, Alabama 36607, MARGARET R. FOUNTAIN, 158 N. Beltline Hwy., Mobile, Alabama 36607 and KIMBERLY KAY DENNY, 158 N. Beltline Hwy. Mobile, Alabama 36607.

TENTH: For purposes of determining the number of holders of record of the stock of the corporation, stock which is held in joint tenancy or common tenancy or by the entireties shall be treated as held by one shareholder.

ELEVENTH: All of the corporation’s issued shares of all classes, exclusive of treasury shares, shall be held of record by not more than 30 persons.

TWELFTH: The corporation hereby reserves the right to elect to do business as a “Small Business Corporation” pursuant to the provision of Sub Section 1371, et seq, of the Internal Revenue Act of 1954 as amended, should it elect to do so through all its stockholders.

THIRTEENTH: The Corporation may adopt a plan to offer shares of stock of common stock for sale under Sub-Section 1244 of the Internal Revenue Act of 1954 as amended.

DATED: Jan. 28th, 1992.

/s/ James P. Fountain
JAMES PATRICK FOUNTAIN
Incorporator

/s/ Kimberly Kay Denny
KIMBERLY KAY DENNY
Incorporator

THIS INSTRUMENT PREPARED BY:

CHARLES N. MCKNIGHT

ATTORNEY AT LAW

250 CONGRESS STREET

POST OFFICE BOX 2103

MOBILE, ALABAMA 36652-2103

STATE OF ALABAMA

STATEMENT OF CHANGE OF REGISTERED AGENT OR
REGISTERED OFFICE OR BOTH

CHECK ONE:	☐ FOREIGN CORPORATION
☒ DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.

State of incorporation:  Alabama

1.              The name of the corporation:

Fountain Ambulance Service, Inc.

2.              The name of the present registered agent:

Kimberly Day Denny

3.              The street address of the present registered office:

158 M. Beltline Hwy., Mobile, Alabama 36607

4.              The name of its successor registered agent:

The Corporation Company

5.              The street address to which its registered office is to be changed (street address of registered agent and registered office must be identical; NO PO BOX):

60 Commerce Street, Suite 1100, Montgomery, AL 36104

6.              If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7.              Date: March 7, 1997

Fountain Ambulance Services Inc.
Name of Corporation

William R. Cottick, Secretary
Type or Print Corporate Officer’s Name and Title

/s/William R. Cottick
Signature of Officer

I, The Corporation Company, consent to serve as registered agent to the above named corporation on this, the 7th day of March, 1997

The Corporation Company

By	/s/illegible
Signature of Registered Agent

MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:

SECRETARY OF STATE, CORPORATE SECTION, POST OFFICE BOX 5616, MONTGOMERY, ALABAMA 36103-5616

1/95

(ALA. – 2286 – 6/14/95)

STATE OF ALABAMA

STATEMENT OF CHANGE OF REGISTERED AGENT OR
REGISTERED OFFICE OR BOTH

CHECK ONE:	☐ FOREIGN CORPORATION
☒ DOMESTIC PROFIT CORPORATION

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.

State ID#: 147-742

State of incorporation: Alabama

1.               The name of the corporation:  FOUNTAIN AMBULANCE SERVICE, INC., A CLOSE CORPORATION

2.               The name of the present registered agent:
The Corporation Company

3.               The street address of the present registered office:
2000 Interstate Park Drive, Suite 204, Montgomery, AL 36109

4.               The name of its successor registered agent:

CSC-Lawyers Incorporating Service Incorporated

5.               The street address (NO PO BOX) to which its registered office is to be changed (street address of registered agent and registered office must be identical):

150 South Perry Street, Montgomery, AL 36104

Street Number, Street Name	City, State and Zip Code

6.               If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.

7.               Date: 3-8-06

FOUNTAIN AMBULANCE SERVICES INC., A
	CLOSE	CORPORATION

Name of Corporation

$5 Filing Fee	Todd Zimmerman, EVP
Type or Print Corporate Officer’s Name and Title

/s/ Todd Zimmerman
Signature of Officer

I, CSC-Lawyers Incorporating Service Incorporated, consent to serve as registered agent to the above named corporation on this the 13th day of March, 2006. CSC-Lawyers Incorporating Service Incorporated

By	/s/Elizabeth A. Dawson
Signature of Registered Agent
Elizabeth A. Dawson, Asst. Vice President

MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:
SECRETARY OF STATE, CORPORATIONS DIVISION, POST OFFICE BOX 5616, MONTGOMERY, ALABAMA 36103-5616

CERTIFICATE OF FIRST AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

FOUNTAIN AMBULANCE SERVICE, INC.

PURSUANT TO the provisions of the Alabama Business Corporation Law (the “Act”), Fountain Ambulance Service, Inc., (the “Corporation”), adopts the following Certificate of First Amendment to its Articles of Incorporation (the “Certificate of First Amendment”):

Name.The name of the Corporation is Fountain Ambulance Service, Inc.

Type of Entity.The Corporation is a business corporation.

Filing of Articles of Incorporation.  The Corporation was organized by the filing of its Articles of Incorporation of Fountain Ambulance Service, Inc., a Close Corporation, on January 31, 1992 in the Office of the Judge of Probate of Mobile County, Alabama and recorded at R.P. Book 3833, beginning at Page 852 (the “Articles of Incorporation”).  No amendments to the Articles of Incorporation have been filed heretofore.

Amendments and Date of Adoption.  The following amendments to the Articles of Incorporation were adopted September 22, 2011, in accordance with Chapter 2, Article 10 of the Act andCode of Alabama 1975 §10A-30-2.04(2010 Repl.), and in accordance with the Corporation’s bylaws, for the purpose and with the intention of terminating the Corporation’s status as a close corporation:

Articles SEVENTH through THIRTEENTH, inclusive, are hereby deleted in their entirety.

Shareholder Approval.The foregoing amendmentsrequire shareholder approval and were approved and adopted by written consent in lieu of a meeting.  The total number of shares of the Corporation outstanding immediately preceding these amendments was 1000 shares, all of which were entitled to one vote per share.  All 1000 shares voted in favor of adoption of the amendments and no shares voted against the adoption of the amendments.  The number of votes cast in favor of the amendments was sufficient for approval.

Except as hereby amended, modified or changed, all provisions of the Corporation’s Articles of Incorporation shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned sole director of the Corporation has executed this Certificate of First Amendment to the Articles of Incorporation on this, the 22nd day of September, 2011.

Sole Director:
This instrument was prepared by:
Carolyn L. Duncan
CABANISS, JOHNSTON, GARDNER,	/s/ William A. Sanger
DUMAS & O’NEAL LLP	William A. Sanger
Park Place Tower
2001 Park Place North, Suite 700
Birmingham, Alabama 35203-0612
(205) 716-5200